Exhibits 99.1

Contacts:
S. Olav Carlsen	Kristine Mozes
PortalPlayer, Inc.	Mozes Communications LLC
(408) 521-7000	(781) 652-8875

PortalPlayer, Inc. Reports Q3 2005 Financial Results

Q3 Revenue More Than Doubles Year-Over-Year to Record $58M;

Company Generates Record Pre-Tax Income

SAN JOSE, Calif. – October 24, 2005 – PortalPlayer, Inc (NASDAQ: PLAY), a leading supplier of advanced semiconductor, firmware and software solutions for the personal media player market, today announced financial results for the third quarter of fiscal 2005, ended September 30, 2005.

Net revenue for the third quarter of 2005 was $57.9 million, up 30 percent from $44.6 million in the second quarter of 2005 and up 126 percent from the $25.6 million in the third quarter of 2004. Net income for the third quarter of 2005 was $10.3 million, or $0.40 per diluted share, based on 25.5 million weighted average shares outstanding. Net income in the second quarter of 2005 was $6.3 million, or $0.25 per diluted share, based on 25.1 million weighted average shares outstanding. Net income in the third quarter of 2004 was approximately $3.2 million, or $0.18 per diluted share, based on 17.4 million weighted average shares outstanding.

In the third quarter of 2005, GAAP net income included stock-based compensation charges of $699,000. This compares with stock-based compensation charges of $470,000 in the second quarter of 2005 and stock-based compensation charges of $1.4 million in the third quarter of 2004.

“We are very pleased with our financial performance in the third quarter of 2005,” said Gary Johnson, president and chief executive officer of PortalPlayer. “In addition, the first flash-based media player that uses our technology was introduced during the third quarter, and, for the first time, we recorded revenue from flash-based designs. We also met and exceeded our production goals in this quarter. Overall, we are very proud of these results.

“We are very excited about additional customer designs that have already been introduced in the fourth quarter. Our research and development teams continue to focus on developing next-generation technologies to broaden our product offering, accelerate our roadmap and diversify our end markets,” said Mr. Johnson.

Highlights

•	The first of PortalPlayer’s design wins for feature-rich flash personal media players shipped in September.

•	PortalPlayer and Korea-based HUMAX, a leading digital satellite set-top box manufacturer, have combined their expertise to create devices that enable end-users to enjoy digitally broadcast satellite radio content when and where they choose. The team’s first project was to assist in the development of the SIRIUS Satellite Radio S50.

•	New media formats are fueling demand for increased storage capacity. For example, the three categories currently driving demand are: increased availability and search-ability of audio, and now video, podcasts; the availability of media players that enable consumers to record TV shows; and those that enable consumers to watch music videos.

Current Financial Outlook for Fourth Quarter 2005

The following outlook statements are based upon current expectations. These statements are forward-looking, and actual results could differ materially.

The company expects revenue to be in the range of $65 million to $75 million. GAAP net income per diluted share for the fourth quarter is expected to be in the range of $0.34 to $0.43, based on approximately 28.5 million weighted average shares outstanding, which includes an estimated 2.3 million weighted average shares in light of the company’s S-1 filing. The effective tax rate for the fourth quarter is expected to be about 25 percent. Stock-based compensation charges are expected to be in the range of $600,000 to $800,000. Operating expenses are expected to be approximately $17 million.

Conference Call

The company will hold a conference call at 2:30 pm Pacific Time today, October 24, 2005, to discuss the third quarter 2005 financial results. To participate, please dial (913) 981-4900 at approximately 2:20 pm PT. A live webcast of the conference call will be available via the investor relations page of the company’s website at www.portalplayer.com. Access the web site 15 minutes prior to the start of the call to download and install any necessary audio software. A recording of the conference call will be available for one week, starting one hour after the completion of the call, until October 31, 2005. The phone number to access the recording is (719) 457-0820, and the passcode is 8519249. An archived webcast replay will be available on the web site for 12 months.

About PortalPlayer

PortalPlayer develops semiconductor, firmware and software platforms for personal multimedia players that empower consumers to easily purchase, rent, manage, listen to and watch large amounts of digital music, photos and video content. PortalPlayer is headquartered in San Jose, Calif., with offices in Kirkland, Wash., and Hyderabad, India. For more information, visit www.portalplayer.com.

Safe Harbor Statement

Except for the historical information contained herein, the statements in this press release are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements as to our technology and product development efforts, broadening our product offering, accelerating our roadmap and diversifying our end markets, increasing demand for storage capacity and drivers for that demand and expectations regarding future financial results, including revenue, net income, operating expenses, tax rates, weighted average shares outstanding, and stock-based compensation expense. Words such as “intends,” “expect,” “believe,” “anticipates,” “going forward”, “plans,” “will”, “prepare,” “increases,” “could” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those discussed in these statements. These risks and uncertainties include, but are not limited to, the growth of the market for personal media players, cancellation or reduction of orders, component shortages, successful development of new platforms and other products, market acceptance of our products and technologies, delays in product introductions, product defects, decreases in average selling prices, impact of technological advances, our ability to compete and other risks detailed in our SEC filings, including our Form 10-Q for the quarter ended June 30, 2005. These forward-looking statements speak only as of the date hereof. PortalPlayer disclaims any intent or obligation to update these forward-looking statements.

PortalPlayer and the PortalPlayer logo are trademarks of PortalPlayer, Inc. All other trademarks or registered trademarks are the property of their respective owners.

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PORTALPLAYER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Revenue	$57,906	$25,608	$146,941	$47,839
Cost of revenue	31,586	14,933	82,279	28,436

Gross profit	26,320	10,675	64,662	19,403

Operating expenses:
Research and development	9,237	3,902	23,488	9,496
Selling, general and administrative	3,999	2,019	10,407	4,810
Stock-based compensation	699	1,425	1,553	5,062

Total operating expenses	13,935	7,346	35,448	19,368

Operating income	12,385	3,329	29,214	35
Interest and other income, net	1,315	3	3,342	6

Income before income taxes	13,700	3,332	32,556	41
Provision for income taxes	3,425	172	8,139	172

Net income (loss)	$10,275	$3,160	$24,417	$(131)

Basic net income (loss) per share	$0.44	$1.06	$1.05	$(0.09)

Diluted net income (loss) per share	$0.40	$0.18	$0.97	$(0.09)

Shares used in computing basic net income (loss) per share	23,491	2,988	23,299	1,504

Shares used in computing diluted net income (loss) per share	25,541	17,395	25,226	1,504

PORTALPLAYER, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 30, 2005	December 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$44,716	$58,892
Short-term investments	113,242	64,708
Accounts receivable, net	40,448	20,080
Inventory, net	4,336	1,762
Prepaid expenses and other current assets	4,108	1,872

Total current assets	206,850	147,314
Property and equipment, net	2,394	661
Other assets	661	521

Total assets	$209,905	$148,496

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Current liabilities:
Accounts payable	$20,240	$1,290
Accrued liabilities	9,631	4,195
Deferred income	10,919	4,024
Deferred rent	10	55
Income taxes payable	538	479

Total current liabilities	41,338	10,043
Deferred rent, long-term	311	5

Total liabilities	41,649	10,048

Stockholders’ equity:
Common stock	213,554	205,468
Deferred stock-based compensation	(7,307)	(4,799)
Accumulated other comprehensive loss	(224)	(37)
Accumulated deficit	(37,767)	(62,184)

Total stockholders’ equity	168,256	138,448

Total liabilities and stockholders’ equity	$209,905	$148,496